                                                                    Exhibit 4(c)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      * * *

          PAN AMERICAN ARGENTINA OIL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held on August 7, 1969, adopted a resolution proposing and declaring advisable an amendment to the certificate of incorporation of said corporation, as follows:

          RESOLVED, that it is proposed and declared advisable that the Certificate of Incorporation of Pan American Argentina Oil Company be amended by striking out all of that Article designated "FIRST" and inserting in lieu thereof a new Article "FIRST" to read as follows:

               "FIRST.  The name of the corporation is

                    AMOCO ARGENTINA OIL COMPANY"

          SECOND: That the said amendment has been consented to and authorized by the holder of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and filed with the corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said PAN AMERICAN ARGENTINA OIL COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed by
W. H. Walker, its Vice-President, and Robert H. Frick, its Secretary, on this 19th day of August, 1969.



 PAN AMERICAN ARGENTINA
      OIL COMPANY
    CORPORATE SEAL                  PAN AMERICAN ARGENTINA OIL COMPANY
       DELAWARE
        1958
                                    By   /s/ W. H. Walker
                                         -----------------------------
                                         W. H. Walker, Vice-President


                                    By   /s/ Robert H. Frick
                                        -----------------------------
                                         Robert H. Frick, Secretary

STATE OF ILLINOIS   )
                    )    SS
COUNTY OF COOK      )


          BE IT REMEMBERED that on this 19th day of August, 1969, personally came before me, the undersigned a notary public of the state aforesaid, W. H. WALKER, one of the persons signing the foregoing instrument and the Vice-President of PAN AMERICAN ARGENTINA OIL COMPANY, a corporation of the State of Delaware, and acknowledged that the said instrument is the act and deed of the said corporation and that the facts stated therein are true.

          GIVEN under my hand and seal of office the day and year aforesaid.





                                             /s/ Harriet Budniak
                                        ----------------------------------------
                                                  Notary Public



HARRIET BUDNIAK
NOTARY PUBLIC
COOK COUNTY, ILL.

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PAN AMERICAN ARGENTINA OIL COMPANY

          FIRST.  The name of the corporation is

               PAN AMERICAN ARGENTINA OIL COMPANY

          SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

          THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          To establish and maintain an oil business with authority to contract for the lease and purchase of the right to prospect for, develop and use coal and other minerals, petroleum and gas; also the right to erect, build and own all necessary oil tanks, cars and pipes necessary for the operation of the business of the same.

          To acquire by purchase, lease or otherwise, and to mortgage, pledge, lease, sell, or otherwise dispose of, lands and/or the oil, gas and/or mineral rights in lands for the purpose of producing therefrom oil, gas and/or other volatile or mineral substances, and to hold, own, develop, operate, dispose of or in any way use the said lands and/or the oil, gas and/or mineral rights therein; to develop such lands by and to enter into, acquire, carry out and execute contracts for, drilling wells and installation of plants, machinery and appliances, and to dispose of the products therefrom either as a raw product or otherwise and to refine and reduce and prepare said products for market and to manufacture from said products any and all marketable commodities.

          To conduct, carry out and perform geological, geophysical and any other type of exploration of land or water areas for oil, gas, mining and any other purposes, for itself and for others, and to make, execute, perform and carry out contracts therefor.

          To drill for, mine for, prepare, process, produce, manufacture, refine, adapt, buy, sell, distribute and otherwise deal in petroleum and other oils, vegetable substances, mineral or volatile substances, asphalt, bitumen and bituminous substances of all kinds, and any and all products, by-products and residual products therefrom, including the manufacturing, buying, selling and otherwise dealing in, both wholesale and retail, gasoline and illuminating and other similar oils; to acquire, sink, own, maintain, operate and develop oil and gas wells and prepare, adapt, utilize, buy, sell and otherwise deal in and with the products thereof and therefrom in such manner as may be advantageous or profitable, and to transact any and all other business pertinent, collateral, incidental or contributory to any of the purposes aforesaid.

          To manufacture, drill for, mine for, produce, use, and sell artificial or natural gas, or both, or any mixture of the two, for light, heat, power and other purposes and also to produce, acquire, use, sell, distribute and treat the products, by-products and residual products therefrom and to construct or in any manner acquire, maintain, operate, encumber, sell or in


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

any manner dispose of works therefor; and to transact any and all other business pertinent, collateral, incidental or contributory to any of the purposes aforesaid.

          To construct, lay, purchase or in any manner acquire, and to maintain and operate, and to sell, encumber or in any manner dispose of plants, refineries, systems, works, appliances, tank structures, equipment, machinery, pipe-lines, gas mains and buildings and other facilities and equipment, for the manufacture, treating, concentrating, processing, refining, use, sale, distribution and transportation of petroleum and other oils, natural and/or artificial and mixed gas for light, heat, power and other purposes, and their products, by-products and residual products, in, over, through or under any streets, alleys, roads, highways or other public places, or in, over, through or under any private or public property (subject, however, to the consent of governmental or municipal authorities when the same may be required by law).

          To do a general mining business; to purchase, take, lease or otherwise acquire, hold, own, control, mine, develop, operate, mortgage, pledge, sell, transfer, or in any manner dispose of mineral or coal properties, together with the veins or seams of coal, iron ore or other minerals situated therein and the works, mining properties, rights or effects connected therewith, and colleries, smelters and refineries, together with the warehouses, wharves, cars, ships, vessels, steam boats, or other means of transportation by land or water, stock in trade, fixed and movable, plants, machinery and other property and effects appurtenant and belonging thereto, and all or any other works or property held in connection therewith.

          To acquire by purchase or otherwise, hold, own, sell, lease, assign, transfer, convey, mortgage, encumber and otherwise to deal in and with grants, franchises, easements, concessions, licenses (including but not limited to oil exploration licenses and oil prospecting licenses), leases (including but not limited to oil mining leases), good will, rights and privileges of every kind and nature, or any interest therein, necessary or incidental in carrying out the purposes of this corporation and to explore, develop, operate and exploit the same or to cause or permit the same to be explored, developed, operated or exploited by others.

          To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares, merchandise, commodities, equipment, supplies, and personal property of every class and description.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, formulae, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

          To purchase or otherwise acquire the whole or any part of the property, assets, business, good will and rights and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes, or other obligations of the corporation or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

          To enter into, make, perform and carry out contracts of every kind, for any lawful purpose, without limit as to amount, with any person, firm, association or corporation.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes or other obligations of the corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts or other obligations of and otherwise aid in any manner which shall be lawful any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this corporation or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such bonds, stocks or other securities or evidences of indebtedness or the property of this corporation.

          To organize or cause to be organized under the laws of the State of Delaware, or of any other state, district, territory, nation, colony, province or government, a corporation or corporations for the purpose of accomplishing any or all of the objects for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

          To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Twenty (20) and the par value of each of such shares is Fifty Thousand Dollars ($50,000.00) amounting in the aggregate to One Million Dollars ($1,000,000.00).

          FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

          SIXTH. The names and places of residence of the incorporators are as follows:

          NAMES                         RESIDENCES
          -----                         ----------

       H. K. Webb                  Wilmington, Delaware
       H. C. Broadt                Wilmington, Delaware
       A. D. Atwell                Wilmington, Delaware

          SEVENTH.  The corporation is to have perpetual existence.

          EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized;

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

          TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been


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

made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

          TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 4th day of September, A. D. 1958.



                                        H. K. WEBB     (SEAL)



                                        H. C. BROADT   (SEAL)



                                        A. D. ATWELL   (SEAL)

STATE OF DELAWARE        )

                         )    SS:

COUNTY OF NEW CASTLE     )



          BE IT REMEMBERED that on this 4th day of September, A. D. 1958, personally came before me, a Notary Public for the State of Delaware, H. K. Webb, H. C. Broadt and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.



                                        M. Ruth Mannering

                                             Notary Public



M. Ruth Mannering
Notary Public
Appointed Feb. 12, 1957
State of Delaware
Term Two Years


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